N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
ClearBridge Aggressive Growth Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), ClearBridge Aggressive Growth Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on May 1, 2016 (Accession No. 0001193125-16-570213). The Registrant also incorporates by reference Post-Effective Amendment No. 347 to Form N-1A filed on December 18, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-407631).